UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2015
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2015, the board of directors of Platform Specialty Products Corporation ("Platform") appointed Benjamin H. Gliklich, age 31, as Platform's Chief Operating Officer, effective immediately. Mr. Gliklich served most recently as Platform's Vice President, Corporate Development, Finance and Investor Relations. In his new role, Mr. Gliklich will continue to be an executive officer for reporting purposes under Section 16(a) of the Securities Exchange Act of 1934, as amended. Mr. Gliklich’s biographical information can be found in Part I, Item 1, “Executive Officers” in Platform's annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015.
There is no arrangement or understanding between Mr. Gliklich and any other person pursuant to which he was appointed as Platform's Chief Operating Officer. There has been no transaction, or proposed transaction, since January 1, 2014 to which Mr. Gliklich or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Gliklich and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
October 9, 2015 (Date)	/s/ Sanjiv Khattri Sanjiv Khattri Senior Vice President and Chief Financial Officer